UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 2, 2007
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	333-75899 (Commission File Number)	66-0582307 (I.R.S. Employer Identification No.)
4 Greenway Plaza Houston, Texas 77046 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     Under the terms of an Indenture dated as of April 15, 1997, Transocean Inc. (“Transocean”) is obligated to purchase on April 15, 2007 all of its 7.45% Notes due April 15, 2027 (the “Notes”) validly surrendered for purchase before 5:00 p.m., New York City time, on March 15, 2007. Transocean will pay, in cash, a repurchase price of $1,000 per $1,000 principal amount of the Notes plus accrued and unpaid interest, if any, up to but not including the business day immediately following April 15, 2007 with respect to any and all Notes validly surrendered for purchase. As of March 2, 2007, there was $100 million aggregate principal amount of Notes outstanding.
     To require Transocean to purchase the Notes and to receive payment of the repurchase price, holders must validly surrender their Notes and a repurchase notice to The Bank of New York Trust Company, National Association, as paying agent, before 5:00 p.m., New York City time, on March 15, 2007. On April 15, 2007, Transocean will purchase any Notes validly surrendered for purchase by this time. Notes surrendered for purchase may not be withdrawn. Notes surrendered for purchase will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.
     None of Transocean or its board of directors or employees are making any recommendation to holders as to whether to surrender or refrain from surrendering Notes for purchase. Each holder must make his or her own decision whether to surrender his or her Notes for purchase and, if so, the principal amount of Notes to surrender based on that holder’s assessment of current market value of the Notes and other relevant factors.
     Transocean Inc. is the world’s largest offshore drilling contractor with a fleet of 82 mobile offshore drilling units. The company’s mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company’s fleet consists of 33 High-Specification Floaters (semisubmersibles and drillships), 20 Other Floaters, 25 Jackups and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $22 billion, Transocean Inc.’s ordinary shares are traded on the New York Stock Exchange under the symbol “RIG.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: March 6, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel